Aug. 5, 2013 11:21 UTC

Dealertrack Technologies, Inc. Reports Second Quarter 2013 Financial Results

Updates 2013 Guidance to Reflect Strong Second Quarter Performance and 26% Year over Year Revenue Growth

LAKE SUCCESS, N.Y.--(BUSINESS WIRE)-- Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the second quarter ended June 30, 2013.

GAAP Results for the Second Quarter 2013

•	Revenue for the quarter was $121.8 million, as compared to $96.4 million for the second quarter of 2012.

•	GAAP net income for the quarter was $3.8 million, as compared to $5.9 million for the second quarter of 2012.

•	Diluted GAAP net income per share for the quarter was $0.09, as compared to $0.13 for the second quarter of 2012.

GAAP net income for the second quarter of 2012 was positively impacted by a $3.5 million, or $0.08 per share, gain (net of taxes) from the sale of certain Chrome branded assets that were not contributed to our Chrome Data joint venture.

Non-GAAP Results for the Second Quarter 2013

•	Adjusted EBITDA for the quarter was $32.8 million, as compared to $25.0 million for the second quarter of 2012.

•	Adjusted net income for the quarter was $16.7 million, as compared to $13.7 million for the second quarter of 2012.

•	Diluted adjusted net income per share for the quarter was $0.37, as compared to $0.31 for the second quarter of 2012.

GAAP Results for the Six Months Ended June 30, 2013

•	Revenue for the six months was $230.8 million, as compared to $188.0 million for the same period in 2012.

•	GAAP net income for the six months was $3.8 million, as compared to GAAP net income of $22.9 million for the same period in 2012.

•	Diluted GAAP net loss per share for the six months was $0.09, as compared to GAAP net income per share of $0.52 for the same period in 2012.

GAAP net income for the six months ended June 30, 2012 was positively impacted by a $16.1 million, or $0.37 per share, gain (net of taxes) for the contribution of the net assets of Chrome to the Chrome Data Solutions joint venture and a $3.5 million, or $0.08 per share, gain (net of taxes) from the sale of certain Chrome branded assets that were not contributed to our Chrome Data joint venture.

Non-GAAP Results for the Six Months Ended June 30, 2013

•	Adjusted EBITDA for the six months was $57.1 million, as compared to $44.5 million for the same period in 2012.

•	Adjusted net income for the six months was $28.7 million, as compared to $23.2 million for the same period in 2012.

•	Diluted adjusted net income per share for the six months was $0.64, as compared to $0.53 for the same period in 2012.

Mark F. O’Neil, chairman and chief executive officer of Dealertrack Technologies, Inc., commented, “Our momentum continued into the second quarter with revenue of nearly $122 million, up 26% in total from a year ago and up 17% on an organic basis. Customers are increasingly embracing our vision of transforming auto retail through integrated technology solutions. During the second quarter, we saw accelerating organic subscription revenue growth. We also saw strong trends in transaction revenue independent of healthy car sales and credit trends, as we increased average transaction price per car sold through growing adoption and cross selling of registration, titling and lien services. We are optimistic that these positive trends will continue through the end of the year, as reflected in the increase of our full year guidance, and believe they position us for sustainable growth in the years ahead.”

Updated Guidance for 2013

Dealertrack updated its 2013 annual guidance as follows to reflect its strong second quarter performance and increasing revenue growth trends:

Expected GAAP Results

•	Revenue for the year is expected to be between $464.0 million and $468.0 million, an increase from prior guidance of between $453.0 million and $462.0 million.

•	GAAP net income for the year is expected to be between $10.0 million and $12.0 million, compared to prior guidance of between $9.5 million and $12.5 million.

•	Diluted GAAP net income per share for the year is expected to be between $0.22 and $0.27, compared to prior guidance of between $0.21 and $0.28 per share.

Expected Non-GAAP Results

•	Adjusted EBITDA for the year is expected to be between $115.0 million and $118.0 million, an increase from prior guidance of between $112.5 million and $116.5 million.

•	Adjusted net income for the year is expected to be between $57.0 million and $59.0 million, an increase from prior guidance of between $55.0 million and $58.0 million.

•	Diluted adjusted net income per share for the year is expected to be between $1.26 and $1.31, an increase from prior guidance of between $1.21 and $1.28.

The updated guidance reflects the benefit we have seen from increased car sales trends in the first half of the year and what we expect for the remainder of the year. We are increasing our estimate of new car sales by franchised dealers by 300,000 units, to approximately 15.5 million units, and similarly increasing our estimate for used car sales by franchised dealers by 400,000 units to approximately 15.4 million units in 2013. Diluted GAAP net income and adjusted net income per share guidance for the year is based on an estimated 45.2 million diluted weighted average shares outstanding, a decrease from prior guidance of 45.4 million.

Conference Call

Dealertrack will host a conference call to discuss its second quarter 2013 results on August 5, 2013 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the Dealertrack Technologies, Inc. website until August 27, 2013.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other non-recurring items.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other non-recurring items. These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Adjusted EBITDA and adjusted net income are also presented because the acquisition method of accounting can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies' intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents and aftermarket providers. In addition to the industry's largest online credit application network, connecting more than 20,000 dealers with more than 1,300 lenders, Dealertrack Technologies delivers the industry's most comprehensive solution set for automotive retailers, including Dealer Management System (DMS), Inventory, Sales and F&I, Interactive and Registration and Titling solutions. For more information visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2013 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for Dealertrack’s customers to use Dealertrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving Dealertrack’s systems or networks; the failure or inability to execute any element of Dealertrack’s business strategy, including selling additional products and services to existing and new customers; Dealertrack’s success in implementing an ERP system; the volatility of Dealertrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that Dealertrack may pursue; Dealertrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in Dealertrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on Dealertrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net revenue	$121,782	$96,396	$230,841	$188,013
Cost of revenue	67,587	53,712	130,775	106,862
Product development	4,064	2,944	7,694	5,938
Selling, general and administrative	42,502	34,067	83,992	68,195
Total operating expenses	114,153	90,723	222,461	180,995
Income from operations	7,629	5,673	8,380	7,018
Interest expense, net	(3,228)	(3,024)	(6,468)	(3,951)
Other income (expense), net	62	(926)	128	(850)
Gain on disposal of subsidiary and sale of other assets	—	5,500	—	33,193
Earnings from equity method investment, net	1,279	145	2,498	308
Income before provision for income taxes, net	5,742	7,368	4,538	35,718
Provision for income taxes, net	(1,903)	(1,443)	(733)	(12,832)
Net income	$3,839	$5,925	$3,805	$22,886

Basic net income per share	$0.09	$0.14	$0.09	$0.54
Diluted net income per share	$0.09	$0.13	$0.09	$0.52
Weighted average common stock outstanding (basic)	43,545	42,470	43,360	42,286
Weighted average common stock outstanding (diluted)	44,881	43,957	44,741	43,839

Adjusted EBITDA (non-GAAP) (a)	$32,835	$25,037	$57,064	$44,456
Adjusted EBITDA margin (non-GAAP) (b)	27%	26%	25%	24%
Adjusted net income (non-GAAP) (a)	$16,702	$13,714	$28,738	$23,158
Diluted adjusted net income per share (non-GAAP)	$0.37	$0.31	$0.64	$0.53

Stock-based compensation expense was classified as follows:
Cost of revenue	$786	$590	$1,478	$1,225
Product development	195	206	363	420
Selling, general and administrative	2,874	2,586	5,285	5,067
	$3,855	$3,382	$7,126	$6,712

(a) See Reconciliation Data.
(b) Represents adjusted EBITDA as a percentage of net revenue.

DEALERTRACK TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$121,579	$143,811
Marketable securities	43,808	34,031
Customer funds	5,262	1,999
Customer funds receivable	29,003	14,077
Accounts receivable, net	58,507	43,679
Deferred tax assets, net	4,412	4,412
Prepaid expenses and other current assets	26,641	19,142
Total current assets	289,212	261,151

Marketable securities – long-term	—	4,428
Property and equipment, net	31,289	27,407
Investments	121,666	122,808
Software and website development costs, net	57,457	46,182
Intangible assets, net	114,282	117,599
Goodwill	278,142	270,646
Deferred tax assets, net	43,881	43,611
Other assets — long-term	13,379	16,684
Total assets	$949,308	$910,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$51,908	$50,852
Customer funds payable	34,265	16,076
Deferred revenue	8,474	7,959
Deferred tax liabilities	3,125	3,031
Due to acquirees	11,439	11,124
Total current liabilities	109,211	89,042
Long-term liabilities	252,489	250,157
Total liabilities	361,700	339,199
Total stockholders' equity	587,608	571,317
Total liabilities and stockholders' equity	$949,308	$910,516

DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2013	2012
Operating activities:
Net income	$3,805	$22,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,821	24,927
Deferred tax (benefit) provision	(653)	11,389
Stock-based compensation expense	7,126	6,712
Provision for doubtful accounts and sales credits	5,559	3,831
Earnings from equity method investment, net	(2,498)	(308)
Deferred compensation	84	75
Stock-based compensation windfall tax benefit	(4,278)	(4,108)
Gain on disposal of subsidiary and sale of other assets	—	(33,193)
Realized gain on sale of securities	(11)	—
Amortization of debt issuance costs and debt discount	4,666	2,981
Change in contingent consideration	(500)	(900)
Change in fair value of warrant	—	1,000
Amortization of deferred interest	636	164
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(20,535)	(7,223)
Prepaid expenses and other current assets	(4,185)	478
Other assets — long-term	7,075	4,092
Accounts payable and accrued expenses	(4,351)	(6,130)
Deferred rent	178	7
Deferred revenue	453	613
Other liabilities — long-term	(884)	(743)
Net cash provided by operating activities	20,508	26,550

Consolidated Statements of Cash Flows (continued)

	Six Months Ended June 30,
	2013	2012
Investing activities:
Capital expenditures	(6,112)	(4,340)
Capitalized software and website development costs	(17,360)	(9,223)
Proceeds from sale of Chrome-branded asset	—	5,500
Purchases of marketable securities	(27,231)	(70,175)
Proceeds from sales and maturities of marketable securities	21,309	4,500
Cash contributed for equity method investment	—	(1,750)
Payment for acquisition of businesses, net of acquired cash	(20,984)	—
Net cash used in investing activities	(50,378)	(75,488)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(74)	(445)
Proceeds from stock purchase plan and exercise of stock options	5,295	5,451
Proceeds from issuance of senior convertible notes	—	200,000
Payments for debt issuance costs	—	(7,723)
Payments for convertible note hedges	—	(43,940)
Proceeds from issuance of warrants	—	29,740
Purchases of treasury stock	(762)	(742)
Stock-based compensation windfall tax benefit	4,278	4,108
Net cash provided by financing activities	8,737	186,449

Net (decrease) increase in cash and cash equivalents	(21,133)	137,511
Effect of exchange rate changes on cash and cash equivalents	(1,099)	(69)
Cash and cash equivalents, beginning of period	143,811	78,709
Cash and cash equivalents, end of period	$121,579	$216,151

Supplemental disclosure:
Cash paid for:
Income taxes	$3,298	$2,041
Interest	1,891	260
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	5,714	1,364
Assets acquired under capital leases and financing arrangements	116	725
Non-cash consideration issued for investment in Chrome Data Solutions	—	42,301

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

GAAP net income	$3,839	$5,925	$3,805	$22,886
Interest income	(117)	(184)	(241)	(414)
Interest expense – cash	981	988	2,043	1,442
Interest expense – non-cash	2,364	2,220	4,666	2,923
Provision for income taxes, net	1,903	1,443	733	12,832
Depreciation of property and equipment and amortization of capitalized software and website costs	7,165	6,295	13,746	11,395
Amortization of acquired identifiable intangibles	7,759	6,653	15,075	13,532
EBITDA (non-GAAP)	23,894	23,340	39,827	64,596
Adjustments:
Stock-based compensation	3,855	3,382	7,126	6,712
Contra-revenue	1,381	996	2,735	2,098
Acquisition-related and other professional fees	573	538	1,056	737
Acquisition-related contingent consideration changes and compensation expense, net	594	(220)	629	(42)
Integration and other related costs	1,567	221	2,366	221
Gain on disposal of subsidiary and sale of other assets	—	(5,500)	—	(33,193)
Amortization of equity method investment basis difference	706	996	1,412	1,993
Rebranding expense	265	284	1,913	334
Change in fair value of warrant	—	1,000	—	1,000
Adjusted EBITDA (non-GAAP)	$32,835	$25,037	$57,064	$44,456

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

GAAP net income	$3,839	$5,925	$3,805	$22,886
Adjustments:
Interest expense – non-cash (not tax-impacted)	2,364	2,220	4,666	2,923
Amortization of acquired identifiable intangibles	7,759	6,653	15,075	13,532
Stock-based compensation	3,855	3,382	7,126	6,712
Contra-revenue	1,381	996	2,735	2,098
Gain on disposal of subsidiary and sale of other assets	—	(5,500)	—	(33,193)
Acquisition-related and other professional fees	573	538	1,056	737
Acquisition-related contingent consideration changes and compensation expense, net	594	(220)	629	(42)
Integration and other related costs	1,810	221	2,609	221
Rebranding expense	265	284	1,913	334
Amortization of equity method investment basis difference	706	996	1,412	1,993
Accelerated depreciation of certain technology assets	—	929	—	929
Change in fair value of warrant	—	1,000	—	1,000
Amended state tax returns impact (non-taxable)	—	—	56	—
Tax impact of adjustments (a)	(6,444)	(3,710)	(12,344)	3,028
Adjusted net income (non-GAAP)	$16,702	$13,714	$28,738	$23,158

(a) The tax impact of adjustments for the three and six months ended June 30, 2013 are based on a U.S. statutory tax rate of 38.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 38.1% and 37.8%, respectively, for the three months ended June 30, 2013, and 38.1% and 37.7%, respectively, for the six months ended June 30, 2013. The tax impact of adjustments for the three and six months ended June 30, 2012 were based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.3% and 36.8%, respectively, for the three months ended June 30, 2012, and 37.3% and 36.9%, respectively, for the six months ended June 30, 2012.

A reconciliation of GAAP to non-GAAP measures is included in our investor presentation, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)
	Year Ending December 31, 2013 Expected Range

GAAP net income	$10.0	$12.0
Interest, net	13.0	13.0
Income taxes, net	6.1	7.3
Amortization of basis difference from joint venture	2.8	2.8
Depreciation and amortization	26.2	26.0
Amortization of acquired identifiable intangibles	30.8	30.8
EBITDA (non-GAAP)	88.9	91.9
Adjustments:
Stock-based compensation	14.9	14.9
Non-recurring costs (a)	6.0	6.0
Contra-revenue	5.2	5.2
Adjusted EBITDA - (non-GAAP)	$115.0	$118.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding and fair value adjustments.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)
	Year Ending December 31, 2013 Expected Range

GAAP net income	$10.0	$12.0
Adjustments:
Stock-based compensation	14.9	14.9
Amortization of acquired identifiable intangibles	30.8	30.8
Amortization of basis difference from joint venture	2.8	2.8
Non-cash interest expense (not tax-impacted)	9.3	9.3
Non-recurring costs (a)	6.0	6.0
Contra-revenue	5.2	5.2
Tax impact of adjustments (b)	(22.0)	(22.0)
Adjusted net income (non-GAAP)	$57.0	$59.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, rebranding, accelerated depreciation and fair value adjustments.
(b) The tax impact of adjustments are based on a blended tax rate of 37% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.
Summary of Business Statistics
Three months ended
(Unaudited)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2013	2013	2012	2012	2012

Active U.S. dealers (a)	20,205	20,041	19,067	19,107	18,638
Active U.S. lenders (b)	1,355	1,291	1,261	1,237	1,212
Transactions processed (in thousands) (c)	26,176	24,106	20,782	22,738	22,562
Active U.S. lender to dealer relationships (d)	184,273	181,578	174,628	178,809	177,570
Subscribing dealers (e)	18,076	17,832	17,619	16,421	16,280

Transaction revenue (in thousands)	$71,645	$61,364	$54,589	$58,789	$57,493
Subscription revenue (in thousands)	$44,623	$42,778	$42,212	$35,723	$33,932
Other revenue (in thousands)	$5,514	$4,917	$4,974	$4,572	$4,971

Average transaction price (f)	$2.79	$2.60	$2.67	$2.63	$2.59
Transaction revenue per car sold (g)	$7.38	$8.99	$7.18	$6.47	$6.12
Average monthly subscription revenue per subscribing dealership (h)	$757	$737	$749	$694	$697

(a) We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.
(b) We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.
(c) Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, DealerTrack Processing Solutions and Dealertrack Canada networks at the end of a given period.
(d) Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.
(e) Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period. Subscriptions to Dealertrack CentralDispatch have been excluded as their customers include brokers and carriers in addition to dealers.
(f) Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket, Dealertrack Processing Solutions and Dealertrack Canada networks during a given period. Revenue used in calculation adds back (excludes) transaction related contra-revenue.
(g) Represents transaction services revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in calculation adds back (excludes) transaction related contra-revenue.
(h) Represents subscription services revenue divided by average subscribing dealers for a given period in the U.S. and Canada. Revenue used in the calculation adds back (excludes) subscription related contra-revenue. In addition, subscribing dealers and subscription services revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

TRAK-E

Contacts
Dealertrack Technologies, Inc. MEDIA CONTACT: Ken Engberg, 516-734-3692 kenneth.engberg@dealertrack.com or INVESTOR CONTACT: Garo Toomajanian, 888-450-0478 investorrelations@dealertrack.com

Source: Dealertrack Technologies, Inc.

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